  EXHIBIT 99.1

TSS Reports Second Quarter 2025 Revenue of $44.0 Million, Up 262%

Georgetown Facility Fully Operational, Positioning Company to Accelerate Through AI Infrastructure Boom

Upward Revision to 2025 Outlook Reflects Confidence in Continued Momentum

GEORGETOWN, TEXAS – August 6, 2025 – TSS, Inc. (Nasdaq: TSSI), a data center services company that integrates AI and other high-performance computing infrastructure and software and provides related data center services, today reported results for its second quarter ended June 30, 2025.

“In the second quarter, we delivered substantial year-over-year growth across key financial metrics, including a 262% increase in revenue, a 103% increase in Adjusted EBITDA and strong positive operating cash flow, commented Darryll Dewan, CEO of TSS, Inc. “Total revenue for the first half of 2025 exceeded total revenue in the second half of 2024. These results reflect strong operational execution and the growing leverage in our business model. Our Georgetown facility is now fully operational across all capabilities, enabling us to integrate more racks featuring the latest advanced AI technologies, shorten delivery timelines and serve a large share of the market.

“The outlook for our industry remains exceptionally strong, and demand across our core markets—particularly in data center infrastructure and AI rack integration—continues to accelerate, reinforcing our belief that we are in a significant and sustained growth cycle. With the strategic groundwork in place, we are positioned to scale capacity and address complexity to capitalize on opportunities before us and meet the growing demand for advanced, AI-driven systems.”

Second Quarter 2025 Financial Highlights:

(All comparisons are to Second Quarter 2024)

•         Revenues of $44.0 million, up 262%

o   Procurement revenues of $33.0 million, up 572%

o   Systems Integration revenues of $9.5 million, up 91%

o   Facilities Management revenues of $1.5 million, down 35%; sequentially up $0.2 million from Q1 2025

•         Gross profit of $7.8 million, up 72%

•         Net income of $1.5 million, up $0.1 million

•         Diluted EPS of $0.06 compared to $0.06

•         Adjusted EBITDA of $4.0 million, up 103%

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Year-to-Date 2025 Financial Highlights

(All comparisons are to the First Six Months of 2024 unless otherwise noted)

•         Revenues of $142.9 million, up 410%

o   Procurement revenues of $123.2 million, up 645%

o   Systems Integration revenues of $17.0 million, up 140%

o   Facilities Management revenues of $2.8 million, down 37%

•         Gross profit of $17.0 million, up 135%

•         Net income of $4.5 million, up 215%

•         Diluted EPS of $0.17, up 183% from $0.06

•         Adjusted EBITDA of $9.3 million, up 278%

2025 Outlook

“Given the strength of our first-half performance and increasing visibility into the second half of the year, we are raising our full-year 2025 Adjusted EBITDA outlook from at least 50% growth to at least 75% growth compared to 2024,” Dewan continued. “The foundational pieces of our business are in place, and we believe a full wave of demand is still ahead. We will continue to position ourselves to grow our business organically, while exploring potential strategic opportunities.”

The Company will conduct a conference call at 5 p.m. Eastern time today. To participate on the conference call, please dial 888-506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0011. The event ID number is 664241.

Investors may also access a live audio webcast of this conference call and replay the call until August 6, 2026 at https://www.webcaster4.com/Webcast/Page/2294/52763.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

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About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS' reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:
Hayden IR	TSS, Inc.
James Carbonara (646) 755-7412	Danny Chism, CFO
Brett Maas (646) 536-7331	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

-- Tables Follow –

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TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30, 2025	December 31, 2024
	(unaudited)

Current Assets:
Cash and cash equivalents	$36,836	$23,222
Contract and other receivables, net	13,997	16,203
Costs and estimated earnings in excess of billings on uncompleted contracts	4,418	851
Inventories, net	14,589	17,673
Prepaid expenses and other current assets	1,055	248
Total current assets	70,895	58,197
Property and equipment, net	35,288	8,591
Lease right-of-use asset	22,939	24,213
Goodwill	780	780
Restricted cash	5,000	-
Other assets	4,568	4,787
Total assets	$139,470	$96,568

Current Liabilities:
Accounts payable and accrued expenses	$82,020	$53,340
Deferred revenues, current	3,333	2,613
Lease liabilities, current	1,891	966
Total current liabilities	87,244	56,919
Non-current Liabilities:
Long-term debt, non-current	19,541	8,200
Lease liabilities, non-current	22,648	23,540
Deferred revenues, non-current	499	771
Total non-current liabilities	42,688	32,511
Total liabilities	129,932	89,430

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	76,058	74,200
Treasury stock, at cost	(10,650)	(6,730)
Accumulated deficit	(55,873)	(60,335)
Total stockholders’ equity	9,538	7,138
Total liabilities and stockholders’ equity	$139,470	$96,568

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TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended June 30,		Six Month Ended June 30,
	2025	2024	2025	2024

Revenues:
Procurement	$33,002	$4,914	$123,179	$16,538
Facilities management	1,482	2,285	2,780	4,431
Systems integration	9,486	4,960	16,970	7,083
Total revenues	43,970	12,159	142,929	28,052
Cost of revenues	36,155	7,623	125,904	20,802
Gross profit	7,815	4,536	17,025	7,250

Operating expenses:
Selling, general and administrative	4,735	2,719	9,622	5,108
Depreciation and amortization	844	117	1,054	188
Total operating expenses	5,579	2,836	10,676	5,296
Income from operations	2,236	1,700	6,349	1,954

Interest expense	859	378	2,327	706
Interest income	(175)	(106)	(558)	(205)
Other expense	-	-	-	-
Pre-tax income	1,552	1,428	4,580	1,453
Income taxes	69	26	118	36
Net income	$1,483	$1,402	$4,462	$1,417

Earnings per common share - Basic	$0.06	$0.06	$0.19	$0.06
Earnings per common share - Diluted	$0.06	$0.06	$0.17	$0.06

 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(In thousands, unaudited)

	Three Months Ended June 30,		Six Month Ended June 30,
	2025	2024	2025	2024

Net income	$1,483	$1,402	$4,462	$1,417

Interest expense, net	684	272	1,769	501
Depreciation and amortization	844	117	1,054	188
Income tax provision	69	26	118	36
EBITDA	$3,080	$1,817	$7,403	$2,142
Stock based compensation	930	155	1,851	305
Adjusted EBITDA	$4,010	$1,972	$9,254	$2,447

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